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                                                                   Exhibit 23(a)






                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the inclusion in the Current Report on Form 8-K/A, dated February 9, 1999, of Transmation, Inc., of our reports dated January 29, 1999 (except for Note 11, as to which the date is February 8, 1999) with respect to the financial statements and the supplemental material of Metermaster Inc., and to the incorporation of such reports by reference in the three Registration Statements on Form S-8 (Registration No. 33-61665, Registration No. 33-08779 and Registration No. 33-08781) of Transmation, Inc.






                                                      /s/ BDO Seidman, LLP



Atlanta, Georgia
April 12, 1999









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